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                                                                      EXHIBIT 11

                       UNITED STATES CELLULAR CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
BASIC EARNINGS
  Net Income Available to Common.................................................  $ 111,539
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BASIC SHARES
  Weighted average number of Common and Series A Common Shares Outstanding.......     86,346
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BASIC EARNINGS PER COMMON SHARE
  Net Income.....................................................................  $    1.29
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DILUTED EARNINGS
  Net Income Available to Common.................................................  $ 111,539
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DILUTED SHARES
  Weighted average number of Common and Series A Common Shares Outstanding.......     86,346
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights........................................         52
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  Diluted Shares.................................................................     86,398
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DILUTED EARNINGS PER COMMON SHARE
  Net Income.....................................................................  $    1.29
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